Exhibit 4.3

THE WARRANTS EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED AND ANY PROSPECTUS DELIVERY REQUIREMENTS ARE NOT APPLICABLE OR (III) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES. COPIES OF THE WARRANT AGREEMENT AND THE JOINT DEVELOPMENT AGREEMENT COVERING THE ISSUANCE OF THESE WARRANTS AND VARIOUS REQUIREMENTS, INCLUDING WITHOUT LIMITATION PROVISIONS RESTRICTING THEIR TRANSFER, MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

Warrant Certificate No. 002

WARRANTS TO PURCHASE

50,000 SHARES OF COMMON STOCK

SYNTROLEUM CORPORATION

INCORPORATED UNDER THE LAWS

OF THE STATE OF DELAWARE

This certifies that, for value received, SOVEREIGN OIL & GAS COMPANY II, LLC, the registered holder hereof (the “Warrantholder”), is entitled to purchase from SYNTROLEUM CORPORATION (the “Company”), at any time during the period commencing the date hereof and ending at 5:00 p.m., Tulsa, Oklahoma time, on January 15, 2010 at a purchase price per share of $6.40, (the “Warrant Price”) the number of shares of Common Stock of the Company set forth above (the “Shares”). The number of shares of Common Stock of the Company purchasable upon exercise of each Warrant evidenced hereby and the Warrant Price shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant certificate with the Purchase Form attached hereto duly executed and simultaneous payment of the Warrant Price at the principal office of the Company. Payment of such price shall be made in cash or immediately available funds.

The Warrants evidenced hereby are issued under and in accordance with a Warrant Agreement, dated as of April 26, 2004 (the “Warrant Agreement”), between the Company and the Warrantholder and are subject to the terms and provisions contained in the Warrant Agreement, including certain restrictions on the exercise thereof, to all of which the Warrantholder by acceptance hereof consents.

Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant certificate in respect of the Shares as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant certificate properly endorsed for one or more new Warrants of the same aggregate number of Shares as here evidenced by the Warrant or Warrants exchanged. No fractional shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable in the manner and subject to the restrictions set forth or referred to in the Warrant Agreement.

This Warrant Certificate does not entitle the Warrantholder to any of the rights of a stockholder of the Company.

SYNTROLEUM CORPORATION

By:	/s/ John B. Holmes, Jr.
Name:	John B. Holmes, Jr.
Title:	President and Chief Operating Officer

Dated: January 15, 2005

ATTEST:

/s/ Richard L. Edmonson
Secretary

SYNTROLEUM CORPORATION

PURCHASE FORM

SYNTROLEUM CORPORATION

4322 South 49th West Avenue

Tulsa, Oklahoma 74107

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant certificate for, and to purchase thereunder,              shares of Common Stock (the “Shares”) provided for therein, and requests that certificates for the Shares be issued in the name of:

(Please Print or Type Name, Address and Social Security Number or Taxpayer Identification Number)

and, if said number of Shares shall not be all the Shares purchasable thereunder, that a new Warrant certificate for the balance of the Shares purchasable under the within Warrant certificate be registered in the name of the undersigned Warrantholder as below indicated and delivered to the address stated below. The undersigned has also submitted to the Company a certificate in which it has made the representations and covenants required in Section 12 of the Warrant Agreement.

Dated:

Name of Warrantholder:

(Please Print)
Address:

Signature:

Note: The above signature must correspond with the name as written upon the face of this Warrant certificate in every particular, without alteration or enlargement or any change whatever.

THE WARRANTS EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED AND ANY PROSPECTUS DELIVERY REQUIREMENTS ARE NOT APPLICABLE OR (III) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES. COPIES OF THE WARRANT AGREEMENT AND THE JOINT DEVELOPMENT AGREEMENT COVERING THE ISSUANCE OF THESE WARRANTS AND VARIOUS REQUIREMENTS, INCLUDING WITHOUT LIMITATION PROVISIONS RESTRICTING THEIR TRANSFER, MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

Warrant Certificate No. 004

WARRANTS TO PURCHASE

25,000 SHARES OF COMMON STOCK

SYNTROLEUM CORPORATION

INCORPORATED UNDER THE LAWS

OF THE STATE OF DELAWARE

This certifies that, for value received, SOVEREIGN OIL & GAS COMPANY II, LLC, the registered holder hereof (the “Warrantholder”), is entitled to purchase from SYNTROLEUM CORPORATION (the “Company”), at any time during the period commencing the date hereof and ending at 5:00 p.m., Tulsa, Oklahoma time, on November 28, 2010 at a purchase price per share of $6.94, (the “Warrant Price”) the number of shares of Common Stock of the Company set forth above (the “Shares”). The number of shares of Common Stock of the Company purchasable upon exercise of each Warrant evidenced hereby and the Warrant Price shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant certificate with the Purchase Form attached hereto duly executed and simultaneous payment of the Warrant Price at the principal office of the Company. Payment of such price shall be made in cash or immediately available funds.

The Warrants evidenced hereby are issued under and in accordance with a Warrant Agreement, dated as of November 28, 2005 (the “Warrant Agreement”), between the Company and the Warrantholder and are subject to the terms and provisions contained in the Warrant Agreement, including certain restrictions on the exercise thereof, to all of which the Warrantholder by acceptance hereof consents.

Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant certificate in respect of the Shares as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant certificate properly endorsed for one or more new Warrants of the same aggregate number of Shares as here evidenced by the Warrant or Warrants exchanged. No fractional shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable in the manner and subject to the restrictions set forth or referred to in the Warrant Agreement.

This Warrant Certificate does not entitle the Warrantholder to any of the rights of a stockholder of the Company.

SYNTROLEUM CORPORATION

By:	/s/ John B. Holmes, Jr.
Name:	John B. Holmes, Jr.
Title:	President and Chief Executive Officer

Dated: November 28, 2005

ATTEST:

/s/ Richard L. Edmonson
Secretary

SYNTROLEUM CORPORATION

PURCHASE FORM

SYNTROLEUM CORPORATION

4322 South 49th West Avenue

Tulsa, Oklahoma 74107

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant certificate for, and to purchase thereunder,              shares of Common Stock (the “Shares”) provided for therein, and requests that certificates for the Shares be issued in the name of:

(Please Print or Type Name, Address and Social Security Number or Taxpayer Identification Number)

and, if said number of Shares shall not be all the Shares purchasable thereunder, that a new Warrant certificate for the balance of the Shares purchasable under the within Warrant certificate be registered in the name of the undersigned Warrantholder as below indicated and delivered to the address stated below. The undersigned has also submitted to the Company a certificate in which it has made the representations and covenants required in Section 12 of the Warrant Agreement.

Dated:

Name of Warrantholder:

(Please Print)

Address:

Signature:

Note: The above signature must correspond with the name as written upon the face of this Warrant certificate in every particular, without alteration or enlargement or any change whatever.

THE WARRANTS EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED AND ANY PROSPECTUS DELIVERY REQUIREMENTS ARE NOT APPLICABLE OR (III) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES. COPIES OF THE WARRANT AGREEMENT AND THE JOINT DEVELOPMENT AGREEMENT COVERING THE ISSUANCE OF THESE WARRANTS AND VARIOUS REQUIREMENTS, INCLUDING WITHOUT LIMITATION PROVISIONS RESTRICTING THEIR TRANSFER, MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

Warrant Certificate No. 005

WARRANTS TO PURCHASE

25,000 SHARES OF COMMON STOCK

SYNTROLEUM CORPORATION

INCORPORATED UNDER THE LAWS

OF THE STATE OF DELAWARE

This certifies that, for value received, SOVEREIGN OIL & GAS COMPANY II, LLC, the registered holder hereof (the “Warrantholder”), is entitled to purchase from SYNTROLEUM CORPORATION (the “Company”), at any time during the period commencing the date hereof and ending at 5:00 p.m., Tulsa, Oklahoma time, on July 26, 2011 at a purchase price per share of $7.98, (the “Warrant Price”) the number of shares of Common Stock of the Company set forth above (the “Shares”). The number of shares of Common Stock of the Company purchasable upon exercise of each Warrant evidenced hereby and the Warrant Price shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant certificate with the Purchase Form attached hereto duly executed and simultaneous payment of the Warrant Price at the principal office of the Company. Payment of such price shall be made in cash or immediately available funds.

The Warrants evidenced hereby are issued under and in accordance with a Warrant Agreement, dated as of July 26, 2006 (the “Warrant Agreement”), between the Company and the Warrantholder and are subject to the terms and provisions contained in the Warrant Agreement, including certain restrictions on the exercise thereof, to all of which the Warrantholder by acceptance hereof consents.

Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant certificate in respect of the Shares as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant certificate properly endorsed for one or more new Warrants of the same aggregate number of Shares as here evidenced by the Warrant or Warrants exchanged. No fractional shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable in the manner and subject to the restrictions set forth or referred to in the Warrant Agreement.

This Warrant Certificate does not entitle the Warrantholder to any of the rights of a stockholder of the Company.

SYNTROLEUM CORPORATION

By:	/s/ John B. Holmes, Jr.
Name:	John B. Holmes, Jr.
Title:	President and Chief Executive Officer

Dated: July 26, 2006

ATTEST:

/s/ Richard L. Edmonson
Secretary

SYNTROLEUM CORPORATION

PURCHASE FORM

SYNTROLEUM CORPORATION

4322 South 49th West Avenue

Tulsa, Oklahoma 74107

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant certificate for, and to purchase thereunder,              shares of Common Stock (the “Shares”) provided for therein, and requests that certificates for the Shares be issued in the name of:

(Please Print or Type Name, Address and Social Security Number or Taxpayer Identification Number)

and, if said number of Shares shall not be all the Shares purchasable thereunder, that a new Warrant certificate for the balance of the Shares purchasable under the within Warrant certificate be registered in the name of the undersigned Warrantholder as below indicated and delivered to the address stated below. The undersigned has also submitted to the Company a certificate in which it has made the representations and covenants required in Section 12 of the Warrant Agreement.

Dated:

Name of Warrantholder:

(Please Print)

Address:

Signature:

Note: The above signature must correspond with the name as written upon the face of this Warrant certificate in every particular, without alteration or enlargement or any change whatever.